Putnam Diversified Income Trust

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds period ended March 31, 2004, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $66,796.

72DD1		(000s omitted)

Class A		57,977
Class B		25,676
Class C		10,916

72DD2		(000s omitted)

Class M		136,725
Class R		0
Class Y		1,105

73A1

Class A		0.4160
Class B		0.3780
Class C		0.3810

73A2

Class M		0.4040
Class R		0.2920
Class Y		0.4280

74U1			(000s omitted)

Class A		136,121
Class B		61,384
Class C		31,932

74U2			(000s omitted)

Class M		363,128
Class R		0
Class Y		2,662

74V1

Class A		10.14
Class B		10.06
Class C		10.08

74V2

Class M		10.06
Class R		10.14
Class Y		10.14